SECURITY AGREEMENT
                                AIRGATE PCS, INC.


          This Security Agreement (this "Agreement") dated October 25, 2004 is by AIRGATE PCS, INC., a Delaware corporation ("Company") in favor of THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as collateral agent (in such capacity, "Collateral Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Indenture (as defined below). Unless otherwise defined herein or in the Indenture, tems used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.


                              W I T N E S S E T H :

          WHEREAS, Company is issuing $175,000,000 aggregate principal amount of its First Priority Senior Secured Floating Rate Notes due 2011 (together with any additional First Priority Senior Secured Floating Rate Notes due 2011 of Company issued pursuant to the Indenture (as defined below) including, without limitation, in exchange for outstanding notes, the "Notes") and each of Company's Restricted Subsidiaries (the "Guarantors" and together with Company, the "Issuers") have guaranteed the Notes, in each case pursuant to an indenture (the "Indenture") dated as of October 25, 2004 among the Issuers and The Bank of New York Trust Company, N.A., as trustee acting on behalf of the holders of the Notes (the "Noteholders");

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Grant of Security Interest. Company hereby pledges, assigns and grants to Collateral Agent for the benefit of the Noteholders a continuing first priority security interest in and first priority lien on all of Company's assets and rights of every kind and nature wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto (all of the same being hereinafter called the "Collateral"), including, without limiting the generality of the foregoing, the following properties, assets and rights owned by Company, whether now owned or hereafter acquired:

          (a) all goods, accounts, accounts receivable, leases and contract rights (including without limitation, all of Company's rights to equity commitments or contributions and rights arising in connection with any existing or hereafter created intercompany contracts to which Company is a party), and all of Company's right, title and interest in and to (to the extent permitted under the Sprint Agreements (as defined in the Indenture)), (i) all rights of Company to receive moneys due and to become due under or pursuant to the Sprint Agreements, (ii) all rights of Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Sprint Agreements, (iii) claims of Company for damages arising out of or for breach of default under the Sprint Agreements, (iv) the right of Company to amend, modify or terminate the Sprint Agreements, to perform thereunder, and (v) to the extent not included in the foregoing, all proceeds of any and all of the foregoing;

          (b) all rights to the payment of money, including tax refund claims, insurance proceeds and tort claims and all rights to proceeds of any termination, including any partial termination, of employee benefit plans;

          (c) all chattel paper, documents, instruments and securities, together with income therefrom, increases therein and proceeds thereof;

          (d) all general intangibles, patents, trademarks, service marks and trade names including, without limitation, those set forth on Schedule 12 of the perfection certificate, dated as of October 25, 2004, executed by Company and Guarantors, addressed to the Collateral Agent, acting as trustee thereunder (the "Perfection Certificate"), together with all right, title and interest of Company in and to all of the same which Company may hereinafter acquire, the right to file and prosecute applications for patents and trademarks and similar intellectual property anywhere in the world and the goodwill of the business connected with the use of and symbolized by the same, the right to sue for infringement for any of the same, together with all assets which uniquely reflect the goodwill of the business of Company, including but not limited to, Company's trade names, franchises, customer lists, trade secrets, corporate and other business records, license rights, advertising materials, methods, processes, know-how, sales literature, drawings, specifications, descriptions, inventions, name plates, catalogues, copyrights including, without limitation, those set forth on Schedule 1 of the Perfection Certificate, dealer contracts, supplier contracts, distribution agreements, proprietary information and books and records; and

          (e) all furniture, personal property and fixtures of every kind and description including, without limitation, all motor vehicles, all related equipment, parts and accessories with respect thereto and all substitutions and replacements, equipment, inventory, raw materials and work in progress, wherever located, now or hereafter existing; provided that, (A) Company shall not grant, nor shall be deemed to have granted, a security interest in any item of Collateral which is subject to a Permitted Lien by clauses
     (b), (c), (e), (h) or (i) of the definition thereof to the extent that the agreement, instrument or document which creates such Permitted Lien prohibits the granting of a security interest in, or encumbrance upon, such item of Collateral and (B) in no event shall Collateral include, and Company shall not be deemed to have granted a security interest in, any of Company's right, title or interest in any agreement, license, permit or instrument to which Company is a party or any of its rights or interests thereunder to the extent that such agreement, license, permit or instrument is not material to the business of Company and the Guarantors, and to the extent that (but only to the extent) that such a grant would violate the terms of, or result in a default under, such agreement, license, permit or instrument under the terms of such agreement, license, permit or instrument or applicable law (other than to the extent that any such term would be rendered ineffective pursuant to Section 406(d) of Article 9 of the applicable Uniform Commercial Code ("UCC")); provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 1, shall be deemed to apply thereto automatically.

          2. Obligations Secured. The Collateral hereunder constitutes and will constitute continuing security for prompt and complete payment and performance when due (whether


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


at stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Indenture) of the Issuers with respect to the Notes, the Indenture and the Security Documents, including without limitation, the unpaid principal of and interest owing under the Notes and all other obligations and liabilities of Company or any Guarantor thereunder and under the Indenture and the Security Documents (including, without limitation, interest accrued at the then applicable rate provided in the Notes after the filing of a petition in bankruptcy or the commencement of any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to Company or any of the Guarantors and any other voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of Company or any of the Guarantors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture and the Security Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel to the Collateral Agent and fees, expenses and indemnities of the Collateral Agent that are required to be paid pursuant to the terms of the Indenture or any other Security Document (collectively, the "Obligations"). To the extent any payment with respect to the Obligations (whether by or on behalf of Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          3. Company Remains Liable. Anything herein to the contrary notwithstanding, (a) Company shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent for the benefit of the Noteholders of any of the rights hereunder shall not release Company from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          4. Application of Proceeds of Collateral. All amounts owing with respect to the Obligations shall be secured by the Collateral without distinction as to whether such Obligations are then due and payable and such Obligations are not then due and payable. Upon any realization upon the Collateral by Collateral Agent or any Noteholder, whether by receipt of insurance proceeds or upon foreclosure and sale of all or part of the Collateral, Company agrees that the proceeds thereof shall be applied as set forth in the Indenture.

          Company shall remain liable for any deficiency remaining unpaid after the application of proceeds in accordance with the foregoing provisions. Company agrees that all amounts received through realization on the Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Section 4.


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


          5. Representations, Warranties and Covenants of Company. Company represents and warrants to and in favor of Collateral Agent, for the benefit of the Noteholders, as follows:

          (a) Sprint Agreements. The Sprint Agreements, true and complete copies of which have been furnished to Collateral Agent, have been duly authorized, executed and delivered by the parties thereto, as of the date hereof have not been amended or otherwise modified, and are in full force and effect and are binding upon and enforceable against both parties thereto in accordance with their terms. To the extent any Sprint Agreement was not originally executed by Company, but rather by an Affiliate of Company, such Sprint Agreement has been assigned to Company, all third party consents required with respect to such assignment have been obtained and each party to such assignment are bound by the terms of such assignment. There has occurred no Event of Termination under any Sprint Agreement by any party thereto. Company may amend, modify or terminate the Sprint Agreements and exercise all remedies thereunder in accordance with the Indenture.

          (b) Property. Company has good title in all personal property material to its business, subject to Permitted Liens. Company agrees to notify Collateral Agent of any locations of After Acquired Real Property Interest. Company agrees that upon the acquisition of any After Acquired Property Real Property Interest, it will execute, deliver and or file such mortgages and other instruments as is reasonably necessary in order to grant to Collateral Agent a perfected first priority security interest in such After Acquired Real Property Interest.

          (c) Patents, Trademarks, Copyrights. Company represents to Collateral Agent that as of the date hereof, except as set forth on Schedule 12 of the Perfection Certificate, it has no right, title or interest in any patent, trademark registrations, copyright registrations or service mark registrations, or in any pending applications for the same and agrees promptly to furnish to Collateral Agent written notice of each such patent, trademark, copyright or service mark registrations, or any applications for same, in which it may hereafter acquire any right, title or interest. Company shall, on request by Collateral Agent, execute, acknowledge and deliver all such documents and instruments as Collateral Agent may reasonably require to confirm Collateral Agent's security interest for the benefit of the Noteholders in and to any such patent, trademark or service mark registrations, or application for the same part of the Collateral hereunder and appoints Collateral Agent as Company's attorney in fact to execute and file the same.

          (d) Location of Chief Executive Office Tax Identification Number. (i) As of the date hereof, Company represents to Collateral Agent that the federal tax identification number of Company is 58-2409617. Company represents and warrants to the Collateral Agent that it is organized under the laws of the State of Delaware, and as of the date hereof, the location of its chief executive office and the location where its books and records are kept is Harris Tower, Suite 1700, 233 Peachtree Street, N.E., Atlanta, Georgia 30303. Company shall hold and preserve such records and will permit representatives of Collateral Agent, upon reasonable prior notice to inspect and make abstracts from such records. Company further represents that, as of the date hereof, Schedule 2 of the Perfec-


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


     tion Certificate contains a true and correct list of all locations as of the date hereof where property comprising a part of the Collateral is located. Company agrees that it will provide the Collateral Agent with prompt written notice of any change in its federal tax identification number or the location of its chief executive office, its principal place of business, its jurisdiction of organization or the location where its books and records relating to the Collateral are kept or any office or facility at which Collateral (other than antennae or any related base stations) owned by it is located (including the establishment of any such new office or facility); provided that only quarterly notices shall be required with respect to new locations of real property owned in fee simple or leased by AGW or Company used for the purpose of the installation or relocation of antennae or any related base stations. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise as requested by the Collateral Agent that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

          (ii) Each year, at the time of delivery to the Collateral Agent of annual reports for Company with respect to the preceding fiscal year pursuant to Section 4.3 of the Indenture, Company shall deliver to the Collateral Agent a certificate of a financial officer certifying that Company provided all of the information required pursuant to this Section during the preceding fiscal year.

          (e) Ownership of Collateral. Company represents that, as of the date hereof, (i) it is the owner of the Collateral free from any adverse lien, security interest or encumbrance, except for Permitted Liens, and (ii) the security interests granted herein. Company shall continue to be the owner of the Collateral free of any lien or encumbrance other than a Permitted Lien and Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Noteholders. Except as otherwise permitted by the Indenture, Company shall not pledge, mortgage nor create nor suffer to exist a security interest in the Collateral in favor of any person other than Collateral Agent for the benefit of the Noteholders.

          (f) Maintenance of Collateral. Company will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and will not use the same in violation of law or any policy of insurance thereon, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business condition (financial or otherwise), prospects or results of operations of Company. Collateral Agent may inspect the Collateral upon reasonable advance notice and at reasonable times. Company will pay (or cause to be paid) promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement subject to Section 4.5 of the Indenture. In its discretion, Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on the Collateral which remain unpaid in violation of the Indenture, make repairs of the Collateral which remain unmade in violation of the Indenture, and pay any necessary filing fees. Company agrees to reimburse Collateral Agent on demand for any and all expenditures so made, and until paid; the


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


     amount thereof shall be a debt secured by the Collateral. Collateral Agent shall have no obligation to Company to make any such expenditures, nor shall the making thereof relieve Company of any default.

          (g) Creation and Perfection of Lien. This Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Noteholders, a legal, valid and enforceable security interest in the Collateral and, when financing statements in appropriate form are filed in the appropriate offices, each Lien created by this Agreement shall constitute a fully perfected (to the extent such Lien can be perfected by such filing) Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by this Agreement or the Indenture. Company agrees to file and record, or to cause the Collateral Agent to file and record, such financing or continuation statements as may be necessary to maintain each Lien created by this Agreement as a fully perfected and first priority lien, other than as described in the preceding sentence.

          (h) No Further Actions. Except for the filings referred to in the previous paragraph 5(g) above, no authorization, approval or other action by, and no notice of filing with, any Governmental Authority or other Person that has not been received, taken or made is required (i) for the grant by Company of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Company; (ii) for the perfection and maintenance of the security interest hereunder (including the first priority nature of such security interest) to the extent such security interest can be perfected by filing of Uniform Commercial Code financing statement; or (iii) for the exercise by Collateral Agent of the rights or the remedies in respect of the Collateral pursuant to this Agreement in accordance with applicable law.

          (i) Accounts Receivable. Company shall keep or cause to be kept separate records of accounts which are complete and accurate in all material respects, and from time to time upon the request of Collateral Agent, shall deliver to Collateral Agent a list of the names, addresses, face value, and dates of invoices for each debtor obligated on such accounts receivable.

          (j) Government Contracts. Company represents to Collateral Agent that, as of the date hereof, and except as otherwise disclosed in writing to Collateral Agent, it is not a party to, and has no rights to moneys due or to become due under, any contracts or agreements with or orders from the United States government or any agency or department thereof.

          (k) Further Assurances. Company agrees that from time to time, at the expense of Company, it will promptly execute and deliver to Collateral Agent for the benefit of the Noteholders such further instruments and documents, and take such further action, that Collateral Agent may request, in order to perfect or otherwise protect and maintain the security interest granted or intended to be granted and the lien intended to be created hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the forego-


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     ing, Company will: (i) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Collateral Agent, for the benefit of the Noteholders, hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Collateral Agent; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as Collateral Agent may request, in order to perfect and preserve the assignment and security interest granted or be purported to be granted hereby; and (iii) mark conspicuously each chattel paper which evidences any Collateral with a legend, in form and substance satisfactory to Collateral Agent, indicating that such chattel paper has been assigned and is subject to the security interest pursuant hereto. Company hereby authorizes Collateral Agent for the benefit of the Noteholders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Company where permitted by law. Collateral Agent agrees to provide Company with a copy of any such filing. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. This clause (k) shall only apply to chattel paper with respect to which Company is the lessor or has the right to receive payments.

          6. Power of Attorney. Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact, effective at all times subsequent to the occurrence of an Event of Default, and during the continuance thereof, with full authority in the place and stead of Company and in the name of Company or otherwise, to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation, the power and right (i) to endorse Company's name on any checks, notes, acceptances, money orders, drafts, filings or other forms of payment or security that may come into Collateral Agent's possession and (ii) to do all other things which Collateral Agent then determines to be necessary to carry out the terms of this Agreement. Company ratifies and approves all acts of such attorney-in-fact. The power conferred on Collateral Agent hereunder is solely to protect Collateral Agent's and the Noteholders' interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise such power.

          (a) Securities as Collateral.

          (i) Company agrees to deliver and pledge to Collateral Agent hereunder for the benefit of the Noteholders any certificate representing any securities (other than securities of AGW which shall be delivered under the Pledge Agreement), within five (5) days of Company's receipt of the same, together with stock powers or other appropriate instruments of assignment with respect thereto, in form and substance reasonably satisfactory to Collateral Agent, duly executed in blank, regarding the securities.

          (ii) Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any other securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. If Collateral Agent so elects to exercise its right herein and gives notice of such election to Company, upon the occurrence and during the continuance of an


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Event of Default, Collateral Agent may vote any or all of the securities constituting Collateral possessing voting rights (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the securities constituting Collateral and otherwise act with respect thereto as though it were the outright owner thereof, Company hereby irrevocably constituting and appointing Collateral Agent the proxy and attorney-in-fact, of Company, with full power of substitution, to do so. So long as no Event of Default is continuing, Company shall be entitled to receive all cash dividends paid in respect of the securities, to vote the securities and to give consents, waivers and ratifications in respect of the securities, provided that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of this Agreement, any of the Security Documents or the Indenture.

          (iii) Any sums paid upon or with respect to any of the securities upon the liquidation or dissolution of the issuer thereof shall be paid over to Collateral Agent to be held by it as security for the Obligations; and in case any distribution of capital shall be made on or in respect of any of the securities or any property shall be distributed upon or with respect to any of the securities pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Collateral Agent to be held by it as security for the Obligations. All sums of money and property paid or distributed in respect of the securities upon such a liquidation, dissolution, recapitalization or reclassification which are received by Company shall, until paid or delivered to Collateral Agent, be held in trust for the Noteholders as security for the Obligations.

          7. Accounts Receivable. Until Collateral Agent requests after the occurrence and during the continuance of an Event of Default that debtors on accounts receivable of Company or obligors on accounts, chattel paper or general intangibles of Company or obligors on instruments for which Company is an obligee or lessee or conditional vendee under agreements governing the leasing or selling by conditional sale of Collateral by Company be notified of the Noteholders' security interest, Company shall continue to collect payment thereof. Upon the making of such a request by Collateral Agent, Company shall hold the proceeds received from collection as trustee for the Noteholders and shall turn the same over to the Collateral Agent (insofar as such proceeds relate to Collateral), immediately upon receipt in the identical form received. Company shall, at the request of Collateral Agent after the occurrence and during the continuance of an Event of Default, notify such account debtors and obligors that payment thereof is to be made directly to Collateral Agent, and Collateral Agent may itself at any time after the occurrence and during the continuance of an Event of Default, without notice to or demand upon Company, so notify such account debtors and obligors. The making of such a request or the giving of any such notification shall not affect the duties of Company described above with respect to proceeds of collection of accounts receivable received by Company. Collateral Agent shall apply the proceeds of such collection received by Collateral Agent (insofar as such proceeds relate to Collateral) to the Obligations in accordance with Section 4 hereof. The application of the proceeds of such collection shall be conditional upon final payment in cash or solvent credits of the items giving rise to them. If any item is not so paid, Collateral Agent in its discretion, whether or not the item is returned, may either reverse any credit given for the item or charge it to any deposit account maintained by Company with Collateral Agent.


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          8. Events of Default; Remedies.

          (a) Upon the occurrence and during the continuance of an Event of Default, whether or not the Obligations are due, Collateral Agent may demand, sue for, collect, or make any settlement or compromise with respect to the Collateral.

          (b) Upon the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, in addition to the remedies set forth elsewhere in this Agreement:

          (i) Collateral Agent shall have, in addition to all other rights and remedies given it by any instrument or other agreement evidencing, or executed and delivered in connection with, any of the Obligations and otherwise allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction, and without limiting the generality of the foregoing, Collateral Agent may immediately, without (to the fullest extent permitted by law) demand of performance or advertisement or notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever, (except that Collateral Agent shall give to each of Collateral Agent, the Noteholders and Company at least ten days' notice of the time and place of any proposed sale or other disposition), all of which are hereby expressly waived to the fullest extent permitted by law, sell at public or private sale or otherwise realize upon, in the City of Atlanta, Georgia or elsewhere, the whole or from time to time any part of the Collateral in or upon which Collateral Agent shall have a security interest or lien hereunder, or any interest which Company may have therein, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services, including, without limitation, reasonable allocated costs of staff counsel) as provided in Section 12 hereof, shall apply the residue of such proceeds toward the payment of the Obligations in accordance with Section 4 hereof, Company remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given to Company or the Noteholders, Company and the Noteholders hereby agree that a notice given as hereinbefore provided shall be reasonable notice of such sale or other disposition. Company also agrees to assemble the Collateral at such place or places as Collateral Agent reasonably designates by written notice. At any such sale or other disposition each Noteholder may itself, and any other person or entity owed any obligation under the Indenture and the Notes may itself, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of Company, which right is hereby waived and released to the fullest extent permitted by law.

          (ii) Furthermore, without limiting the generality of any of the rights and remedies conferred upon Collateral Agent under Section 8(b)(i) hereof, Collateral Agent to the fullest extent permitted by law may enter upon the premises of Company, exclude Company therefrom and take immediate possession of the Collateral either personally or by means of a receiver appointed by a court therefor, using all necessary force to do so, and may, at its option, use, operate, manage and control the Collateral in any lawful manner and may collect and receive all rents, income, revenue, earnings, issues and profits therefrom, and may maintain, repair, renovate, alter or remove the Collateral as Collateral

     Agent may determine in its discretion, and any such monies so collected or received by Collateral Agent shall be applied to, or may be accumulated for application upon, the Obligations in accordance with Section 4 hereof.

          (iii) Collateral Agent agrees that it will give notice to Company and the Noteholders of any enforcement action taken by it pursuant to this
     Section 8 promptly after commencing such action.

          (iv) Company recognizes that Collateral Agent may be unable to effect a public sale of the securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers consistent with all applicable laws. Company agrees that any such private sales may be at prices and other terms less favorable to Company than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Collateral Agent shall be under no obligation to delay a sale of any of the securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

          9. Marshalling. The Collateral Agent shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Company hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Collateral Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of such Obligations are outstanding or by which any of such Obligations are secured or guaranteed, and to the extent that it lawfully may do so, Company hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, the Collateral Agent shall not have a duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.

          10. Company's Obligations Not Affected. To the extent permitted by law, the obligations of Company under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Company, to the extent permitted by law; (b) any exercise or nonexercise, or any waiver, by Collateral Agent of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of any instrument evidencing any of the Obligations or pursuant to which any of them were issued; (d) any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; and whether or not Company shall have notice or knowledge of any of the foregoing.

          11. No Waiver. No failure on the part of Collateral Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Collateral Agent of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to Collateral Agent, the Noteholders or the future holders of any of the Obligations or allowed to any of them by law or other agreement, including, without limitation, each of the Security Documents and the Indenture, shall be cumulative and not exclusive of any other, and, subject to the provisions of this Agreement, may be exercised by Collateral Agent, any Noteholder or the future holders of any of the Obligations from time to time.

          12. Indemnity and Expenses. (a) Company agrees to indemnify Collateral Agent in accordance with Article VII of the Indenture.

          (b) Company will upon demand pay fees and expenses of Collateral Agent in accordance with Article VII and Article X of the Indenture.

          13. Consents, Amendments, Waivers. Any term of this Agreement may be amended, and the performance or observance by Company of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the prior written consent of Collateral Agent.

          14. Governing Law. Except as otherwise required by the laws of any jurisdiction in which any Collateral is located, this Agreement and shall for all purposes be governed by, and construed and interpreted in accordance with, the law of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

          15. Parties in Interest. All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that Company may not assign or transfer its rights hereunder without the prior written consent of Collateral Agent. Any assignment or transfer by Company of its rights hereunder in violation of this Agreement shall be void.

          16. Waivers of Jury Trial. COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

          17. Submission To Jurisdiction; Waivers. Company hereby irrevocably and unconditionally:

          (a) Submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof,

          (b) Consents that any such action or proceeding may be brought in any such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) Agrees that service of process in any such action or proceeding may be made personally or by mailing or delivering a copy of the summons and complaint or other legal process in any legal action or proceeding to Company at its address for notices set forth herein;

          (d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) Waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 17(e) any special, indirect, punitive or consequential damages (as opposed to direct or actual damages other than damages waived hereunder) arising out of this Agreement.

          18. Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision.

          20. Termination. Upon payment in full of all Obligations and the discharge of the Indenture in accordance with its terms, (a) this Agreement shall automatically terminate, the Collateral shall automatically be released from the lien created hereby and Company shall be entitled to the return, at Company's expense, of such Collateral in the possession or control of Collateral Agent as has not theretofore been disposed of pursuant to the provisions hereof and (b) upon request of Company, Collateral Agent will execute and file, at Company's expense, UCC termination statements and such other documents as Company may reasonably request to evidence the termination of Collateral Agent's security interest in the Collateral. If any of the Collateral shall be sold, transferred or otherwise disposed of by Company in a transaction permitted by the Indenture, then the Collateral Agent, at the request and sole ex-pense of Company, shall execute and deliver to Company all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

          21. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications hereunder shall be duly given or made if sent in writing and shall be deemed to have been duly given or made:

          (a) If sent by fax, upon the transmittal thereof;

          (b) If sent by nationally recognized overnight courier, on the following Business Day; and

          (c) If sent by first-class mail, on the fifth Business Day following the deposit thereof in the mails, postage prepaid, in each case addressed to the Person to which such notice is requested or permitted to be given or made hereunder at the following address (or such other address as may hereafter be designated, in writing, by the relevant Person in accordance with this Section 21):

          (i) If to Collateral Agent:
              ----------------------

              The Bank of New York Trust Company, N.A.
              100 Ashford Center North, Suite 520
              Atlanta, Georgia  30338
              Attention:  Barbara Royal
              Telecopy:  770-698-5195

              If to Company:
              --------------

              AirGate PCS, Inc.
              233 Peachtree St. NE
              Atlanta, GA  30303
              Telephone No.: (404) 525-7272
              Telecopier No. (404) 525-7922
              Attention: Roy Hadley

              [Signatures follow on next page.]

                  IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

                                  AIRGATE PCS, INC.,
                                  a Delaware corporation


                                  By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                  THE BANK OF NEW YORK TRUST
                                  COMPANY, N.A., a national banking associa-tion, as Collateral Agent for the Noteholders


                                  By:
                                         ---------------------------------------
                                         Name:
                                         Title: